Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in Amendment No. 9 to the Registration Statement on Form S-1 (Registration No. 333-264165) of Strong Global Entertainment, Inc. of our audit report dated April 10, 2023 relating to the combined financial statements of Strong Global Entertainment as of and for each of the years ended December 31, 2022 and 2021, appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Haskell & White LLP
HASKELL & WHITE LLP

Irvine, California

April 10, 2023